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Exhibit 21

TRIBUNE COMPANY—LIST OF SUBSIDIARIES

	Jurisdiction of Incorporation	Other names under which subsidiary does business
PUBLISHING
Tribune Publishing Company	Delaware
The Baltimore Sun Company	Maryland	The Sun; baltimoresun.com
Homestead Publishing Co.	Maryland
Patuxent Publishing Company	Maryland	The Aegis; Arbutus Times; Baltimore Messenger; Cantonsville Times; Columbia Flier; Fifty-Plus; Howard County Times; Jubilee; Male and Family; Maryland Job Market; Ownings Mills Times; North County News; Northeast Reporter; Northeast Booster; Towson Times
Baltimore Newspaper Networks, Inc.	Maryland
Chicago Tribune Company	Illinois	Chicago Tribune; chicagotribune.com; RedEye
Chicagoland Publishing Company	Delaware	AutoFinder; Chicago Magazine; JobFinder; Mature Adult; New Homes Guide; Relcon
Chicago Tribune Newspapers, Inc.	Illinois	Chicago Tribune
Chicago Tribune Press Service, Inc.	Illinois	Tribune Newspaper Network
Newspaper Readers Agency, Inc.	Illinois
Tribune Direct Marketing, Inc.	Delaware	Tribune Direct Marketing
The Daily Press, Inc.	Delaware	Daily Press; dailypress.com
Virginia Gazette Companies, LLC	Delaware	Virginia Gazette
Virginia Community Shoppers, LLC	Delaware
E Z Buy & E Z Sell Recycler Corporation	Delaware
E Z Buy & E Z Sell Recycler Corporation of Southern California	Delaware	AutoBuys; AutoPix; AutoSeller; AutoTruckBuys; Big Truck & Equipment; BoatBuys; Car Buys; Caravan Express; CycleBuys; Desert Auto Buys; EZ-Ads; Greater South Bay Real Estate Weekly; Homes & Open Houses; Inland Empire Jobs; Orange County Jobs; Recycler; Recycler.com; The Renter; RV Buys; San Fernando Valley Jobs; TruckBuys
The Renter, Inc.	Delaware
Forum Publishing Group, Inc.	Delaware	Jewish Journal
The Hartford Courant Company	Connecticut	Hartford Courant; ctnow.com
Courant Specialty Products, Inc.	Connecticut
New Mass. Media, Inc.	Massachusetts	Fairfield Weekly; Hartford Advocate; New Haven Advocate; Valley Advocate; Westchester Weekly

Heart & Crown Advertising, Inc.	Connecticut
TMLH 2, Inc.	California
Hoy Publications, LLC	Delaware	Hoy; Hola Hoy; holahoy.com
Orlando Sentinel Communications Company	Delaware	Orlando Sentinel; orlandosentinel.com; Black Family Today; Central Florida Family; Central Florida Family Guide; Family Journal Publications; O'Arts; Orlando City Book; Relcon of Florida; US/Express
Neocomm, Inc.	Delaware	Neocomm of Delaware, Inc.
Sentinel Communications News Ventures, Inc.	Delaware
The Morning Call, Inc.	Pennsylvania	Morning Call; mcall.com
Direct Mail Associates, Inc.	Pennsylvania
Direct Marketing Distribution, Inc.	Pennsylvania
Southern Connecticut Newspapers, Inc.	Connecticut	The Adovcate; stamfordadvocate.com; Greenwich Time; greenwichtime.com
TMLS I, Inc.	California
Sun-Sentinel Company	Delaware	Sun-Sentinel; sun-sentinel.com; Florida New Homes And Condominiums Guide; Gold Coast Labeling
Gold Coast Publications, Inc.	Delaware	City Link; Gold Coast Shopper; South Florida Parenting; Vital Signs
TMD, Inc.	Delaware
Newsday, Inc.	New York	Newsday; newsday.com
Distribution Systems of America, Inc.	New York
Star Community Publishing Group, LLC	Delaware	Huntington Pennysaver; Results Media; Shopper's Guide; This Week; Yankee Trader
National Distribution Services, LLC	New York
Hoy, LLC	New York	Hoy
Tribune Interactive, Inc.	Delaware	chicagosports.com; go2orlando.com; metromix.com
Tribune Los Angeles, Inc.	Delaware	Angeles Publications
Los Angeles Times Communications LLC	Delaware	The Burbank Leader; latimes.com; The Foothill Leader; Glendale-News Press; Huntington Beach/Fountain Valley Independent; Newport Beach/ Costa Mesa Daily Pilot; Our Times; Times Community News
Los Angeles Times Newspapers, Inc.	Delaware
Tribune Manhattan Newspaper Holdings, Inc.	Delaware

Tribune New York Newspaper Holdings, LLC	Delaware	amNewYork
Tribune Media Services, Inc.	Delaware	Tribune Media Services International; tms.tribune.com; Zap2It
TMS Entertainment Guides, Inc.	Delaware
TMS Entertainment Guides Canada Corp	Canada
Tribune Media Services, BV	Netherlands
Tribune Media Net, Inc.	Delaware
Tribune National Marketing Company	Delaware
BROADCASTING AND ENTERTAINMENT
Tribune Broadcasting Company	Delaware	Tribune Cable; Tribune Creative Services Group; Tribune Plus; Tribune Plus Corporate Sales; Tribune Television
ChicagoLand Microwave Licensee, Inc.	Delaware
ChicagoLand Television News, Inc.	Delaware	ChicagoLand Television/CLTV News; cltv.com
KHWB Inc.	Delaware	KHWB-TV; khwbtv.com
KSWB Inc.	Delaware	KSWB-TV; kswbtv.com
KPLR, Inc.	Missouri	KPLR-TV; kplrtv.com
KTLA Inc.	California	KTLA-TV; ktla.com
KWGN Inc.	Delaware	KWGN-TV; wb2.com
Oak Brook Productions, Inc.	Delaware
Tower Distribution Company	Delaware	WGN Cable; Superstation WGN; wgncable.com
Tribune Broadcasting News Network, Inc.	Delaware	TribNet
Tribune Broadcast Holdings, Inc.	Delaware	KWBP-TV; WTTV-TV; wb4.com; WTTK-TV
Tribune Entertainment Company	Delaware
Magic T Music Publishing Company	Delaware
Tribune Entertainment Production Company	Delaware
435 Production Company	Delaware
5800 Sunset Productions Inc.	Delaware
Chicago River Production Company	Delaware
North Michigan Production Company	Delaware
Towering T Music Publishing Company	Delaware
Tribune (FN) Cable Ventures, Inc.	Delaware
Tribune Network Holdings Company	Delaware

Tribune Television Company	Delaware	WPMT-TV; wpmt.com; WXIN-TV; fox59.com; WTIC-TV; fox61.com; KDAF-TV; wb33.com WPHL-TV; wb17.com
Channel 20, Inc.	Delaware
Channel 40, Inc.	Delaware	KTXL-TV; fox40.com
Channel 39, Inc.	Delaware	WBZL-TV; wb39.com
Tribune Television Holdings, Inc.	Delaware	WXMI-TV, wxmi..com; KTWB-TV; ktwbtv.com
Tribune Television New Orleans, Inc.	Delaware	WGNO-TV; wgno.com; WNOL-TV; wnol.com
Tribune Television Northwest, Inc.	Delaware	KCPQ-TV; q13.com
WATL, LLC	Delaware	WATL-TV; wb36.com
WBDC Broadcasting, Inc.	Delaware	WBDC-TV; wb50.com
WEWB, L.L.C.	Delaware	WEWB-TV; wb45.com
WGN Continental Broadcasting Company	Delaware	WGN-TV; wgntv.com; WGN Radio; wgnradio.com; Tribune Radio Network
Tribune Sports Network Holdings, LLC	Delaware
WLVI Inc.	Delaware	WLVI-TV; wb56.com
WPIX, Inc.	Delaware	WPIX-TV; wb11.com
WTXX Inc.	Delaware	WTXX-TV; wtxx.xom
Chicago National League Ball Club, Inc.	Delaware	Chicago Cubs; cubs.com
Diana-Quentin, Inc.	Illinois
Tribune California Properties, Inc.	Delaware
MISCELLANEOUS
California Community News Corporation	Delaware
Chicago Avenue Construction Company	Illinois
Eagle New Media Investments, LLC	Delaware
Newport Media, Inc.	Delaware
ValuMail, Inc.	Connecticut
Eagle Publishing Investments, LLC	Delaware
GreenCo, Inc.	Delaware
Los Angeles Times International, Ltd.	California
Multimedia Insurance Company	Vermont
Riverwalk Center I Joint Venture	Florida (Partnership)
Tribune License, Inc.	Delaware
TMCT, LLC	Delaware
TMCT II, LLC	Delaware
Tribune Finance Service Center, Inc.	Delaware
Wrigley Field Premium Ticket Services, Inc.	Delaware

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  Exhibit 21